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FRESH DEL MONTE PRODUCE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fresh Del Monte Produce Inc.

FOR IMMEDIATE RELEASE

Fresh Del Monte Produce Inc. Announces Moving to a Virtual Meeting

for 2020 Annual General Meeting of Shareholders

CORAL GABLES, FL.—April 8, 2020—Fresh Del Monte Produce Inc. (NYSE: FDP) (“Fresh Del Monte Produce” or the “Company”) provided notice today of an update to the location for the Company’s 2020 Annual General Meeting of Shareholders.

Due to the emerging public health impact of the COVID-19 pandemic, Fresh Del Monte Produce’s 2020 Annual General Meeting of Shareholders (Annual Meeting) will be held in a virtual only meeting format on Tuesday, April 28, 2020, at 11:30 a.m. Eastern Time. Online access to the meeting will begin at 11:15 a.m. Eastern Time. You will not be able to attend the Annual Meeting in person. In addition to this adjustment, the Company has implemented additional controls at its operations and offices around the globe to further protect the health and safety of its workforce, their families and neighboring communities.

We expect this modification in meeting format to be effective for this year only and to revert back to an in-person annual meeting in future years after public health conditions have improved.

Attending the Annual Meeting as a Shareholder of Record

If you were a holder of record of ordinary shares of Fresh Del Monte Produce, at the close of business on March 2, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetingcenter.io/250332715 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password, FDP2020. We have designed the format of the Annual Meeting to provide shareholders the same rights and opportunities to participate as they would at an in-person meeting.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial holder of ordinary shares of Fresh Del Monte Produce, as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Fresh Del Monte Produce ordinary shares you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 23, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/250332715 and enter your control number and the meeting password, FDP2020. We encourage you to access the meeting in advance of the designated start time.

Attending the Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, click on the “I am a guest” button after entering the meeting center at www.meetingcenter.io/250332715 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Asking Questions; Rules of Conduct

Beginning 15 minutes prior to, and during, the Annual Meeting, you can view our Agenda and the Rules of Conduct for the Annual Meeting, and for those attending the meeting as a shareholder of record or registered beneficial owner submit questions, at www.meetingcenter.io/250332715. The Rules of Conduct will also be available beginning April 27, 2020 at www.meetingcenter.io/250332715. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer all questions submitted during the meeting that are pertinent to the items being brought before the shareholder vote at the Annual Meeting, as time permits and in accordance with our Rules of Conduct for the Annual Meeting. If you are attending the meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/250332715, entering your control number and meeting password, FDP2020, and clicking on the message icon in the upper right-hand corner of the page. To return to the main page, click the “i” icon at the top of the screen.

Answers to any pertinent questions not addressed during the meeting will be posted following the meeting on our website at http://investorrelations.freshdelmonte.com/overview/default.aspx under the heading—“Annual Meeting”. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness and efficient use of our resources, we will respond to no more than two questions from any single shareholder.

Voting Shares

If you have already voted your shares by sending in a proxy, or voted via telephone or internet, you do not need to take any further action. If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Technical Assistance

Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If shareholders have technical issues once they access the webcast they can click on the “Support” link in the upper right of the broadcast screen to access: https://support.vevent.com/shareExternal.htm?externalLink=CIQ&eid=6076&seid=71&eventname=Democo%20with%20Jay%20(Audio)&id=

72&eventstatus=ON_DEMAND&role=VISITOR&userid=24815694&source=IWS_HTML5

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting. The 2019 Annual Report and Proxy Statement are available at www.envisionreports.com/FDP.

About Fresh Del Monte Produce Inc.

Fresh Del Monte is one of the world’s leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa and the Middle East. Fresh Del Monte markets its products worldwide under the DEL MONTE® brand (under license from Del Monte Foods, Inc.), a symbol of product innovation, quality, freshness and reliability for over 125 years. The Company also markets its products under the MANNTM brand and other related trademarks. Fresh Del Monte Produce Inc. is not affiliated with certain other Del Monte companies around the world, including Del Monte Foods, Inc., the U.S. subsidiary of Del Monte Pacific Limited, Del Monte Canada, or Del Monte Asia Pte. Ltd.

For information, contact:

Christine Cannella

Vice President, Investor Relations 305-520-8433

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